UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 14, 2008 (March 31, 2008)

KINGSWAY CAPITAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	52198	26-0380686
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

10529 Slater Ave

Fountain Valley, CA 92708

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Tel: (714) 383-5227

(ISSUER TELEPHONE NUMBER)

2350 Senter Rd
San Jose, CA 95112

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT.

On March 31, 2008 Bia Mac assigned 1,390,000 shares of the Company's common stock to Nghi Mac.  As a result of this transaction, Nghi Mac is now the "control person" of the Company as that term is defined in the Securities Act of 1933, as amended. As part of the transaction, the following changes to the Company's directors and officers have occurred:

-  Bia Mac resigned as the Company's Chief Executive Officer and Principal Financial Officer effective March 31, 2008.

- Nghi Mac was appointed as the Company’s Chief Executive Officer and Principal Financial Officer effective March 31, 2008.

-  Bia Mac resigned as a member of the Company's Board of Directors effective March 31, 2008.

- Nghi Mac was appointed as the Company’s Director effective March 31, 2008.

In connection with this change in control, the Company's new address will be at 10529 Slater Ave Fountain Valley, CA 92708.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;  ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Bia Mac resigned as the Company's Chief Executive Officer, Principal Financial Officer and Director effective March 31, 2008. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Nghi Mac was appointed as the Company’s Chief Executive Officer, Principal Financial Officer and Director effective March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2008

Kingsway Capital, Inc.

a Delaware corporation

By: /s/ Nghi Mac

Name: Nghi Mac

Title: Chief Executive Officer, Principal Financial

Officer

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